                      Amendment to Affinity Card Agreement

         This is an Amendment (this "Amendment"), dated as of August 1, 1998, to that certain Affinity Card Agreement (the "Affinity Agreement"), dated as of January 6, 1997, as heretofore amended, by and among Columbus Bank & Trust Company ("CB&T") and CompuCredit Corporation ("CompuCredit"), a corporation organized under the laws of the State of Georgia as the successor to CompuCredit L.P., as heretofore amended, and CompuCredit Acquisition Corporation ("CompuCredit Acquisition").

                                    RECITALS

         A. CB&T has given its notice to CompuCredit and CompuCredit Acquisition of nonrenewal of the Affinity Agreement beyond its Initial Term. CompuCredit and CompuCredit Acquisition have requested that CB&T afford them the option to change the expiration date of the Initial Term pursuant to Section 8.1(a) of the Affinity Agreement from December 31, 1998 to specified subsequent dates, and CB&T is willing to agree to afford such option to them in consideration of their payment to CB&T of certain fees as hereinafter set forth. In addition, as of the date hereof CB&T and CompuCredit are entering into a Facilities Management Services Agreement ("Facilities Agreement") and as a result the parties to the Affinity Agreement wish to modify the Affinity Agreement in certain respects, as hereinafter set forth.

         NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, CB&T, CompuCredit and CompuCredit Acquisition agree as follows:

         1. a. The expiration date of the Initial Term of the Affinity Agreement pursuant to Section 8.1(a) thereof, may be changed from December 31, 1998 to May 31, 1999, if CompuCredit gives CB&T written notice of its election to so change such date by no later than October 30, 1998.

                  b. If the aforesaid election is made, the expiration date of the Initial Term of the Affinity Agreement pursuant to Section 8.1(a) thereof, may be changed from May 31, 1999 to August 31, 1999, if CompuCredit gives CB&T written notice of its election to so change such date by no later than March 31, 1999.

                  c. If the aforesaid elections are both made, the expiration date of the Initial Term of the Affinity Agreement pursuant to Section 8.1(a) thereof, may be changed from August 31, 1999 to December 31, 1999, if CompuCredit gives CB&T written notice of its election to so change such date by no later than June 30, 1999.

                  d. If the aforesaid elections are all made, the expiration date of the Initial Term of the Affinity Agreement pursuant to Section 8.1(a) thereof, may be changed from December

31, 1999 to December 31, 2000, if CompuCredit gives CB&T written notice of its election to so change such date by no later than October 31, 1999.

                  e. If the aforesaid elections are all made, the expiration date of the Initial Term of the Affinity Agreement pursuant to Section 8.1(a) thereof, may be changed from December 31, 2000 to December 31, 2001, if CompuCredit gives CB&T written notice of its election to so change such date by no later than October 31, 2000.

                  f. The foregoing provisions of this paragraph 1 relate solely to modifications of the expiration date of the Initial Term pursuant to Section 8.1(a) of the Affinity Agreement and shall not be construed as deleting or affecting any rights accorded any of the parties under the Affinity Agreement as herein amended to terminate the Affinity Agreement before any such expiration date of the Initial Term.

                  g. The provisions of Section 8.1(a) of the Affinity Agreement providing for Renewal Terms are hereby deleted and, accordingly, CB&T's notice of nonrenewal of the Affinity Agreement beyond December 31, 1998 shall be deemed to be of no effect.

                  h. [Intentionally Omitted].

                  i. All references in the Affinity Agreement to amounts specified in Exhibit C thereto shall from and after the date hereof mean amounts specified in Exhibit A to the Facilities Agreement.

                  j. The provisions of Section 8.1(b)(ii) of the Affinity Agreement are hereby deleted in their entirety.

                  k. Section 2.19 of the Affinity Agreement is hereby deleted and the following is substituted therefor:

                  "2.19 No Further Fees. The amounts expressly provided for in this Agreement include all amounts chargeable by CB&T under this Agreement, and CompuCredit shall not be required to pay, and CB&T shall not be permitted to invoice CompuCredit for, any other charges in connection herewith, except for those additional services agreed to by CompuCredit in writing."

The foregoing shall not be construed as limiting any of CompuCredit's obligations under the Facilities Agreement.

                  l. The parties acknowledge and agree that there remains no obligation or consent on the part of CB&T to transfer or assign any of its rights and obligations under the Affinity Agreement to any third party designated by CompuCredit or CompuCredit

Acquisition pursuant to Section 4(c) of the Amendment dated March 26, 1998 to the Affinity Agreement.

         2. In addition to all other amounts of any kind required to be paid to CB&T pursuant to the Affinity Agreement, the following amounts shall be payable to CB&T during the applicable periods specified below:

                  a. If the election referred to in paragraph 1.b above is made, throughout the period from June 1, 1999 through August 31, 1999, CompuCredit shall pay CB&T on a monthly basis, fees calculated at an annual rate of .17% times the aggregate of all Credit Card Receivables from time to time outstanding.

                  b. If the election referred to in paragraph 1.c above is made, throughout the period from September 1, 1999 through December 31, 1999, CompuCredit shall pay CB&T on a monthly basis, fees calculated at an annual rate of .187% times the aggregate of all Credit Card Receivables from time to time outstanding.

                  c. If the election referred to in paragraph 1.d above is made, throughout the period from January 1, 2000 through December 31, 2000, CompuCredit shall pay CB&T on a monthly basis, fees calculated at an annual rate of .204% times the aggregate of all Credit Card Receivables from time to time outstanding.

                  d. If the election referred to in paragraph 1.e above is made, throughout the period from January 1, 2001 through December 31, 2001, CompuCredit shall pay CB&T on a monthly basis, fees calculated at an annual rate of .221% times the aggregate of all Credit Card Receivables from time to time outstanding.

Examples illustrating how the fees referred to above in this paragraph 2 shall be calculated, are shown in Exhibit 1 attached to this Amendment and incorporated herein by this reference.

         3. CB&T shall have no obligation under the Affinity Agreement with respect to the performance of any services of the kind enumerated in Exhibit A to the Facilities Agreement (other than those enumerated under the category "Account Services - Accounting"), it being understood that any such obligations arise solely pursuant to the Facilities Agreement.

         4. Without limitation as to any other provisions of the

Affinity Agreement which may operate so as to terminate CB&T's obligations to maintain any Accounts or to fulfill any other obligations of CB&T pursuant to the Affinity Agreement, as herein amended, it is expressly agreed that any such obligations of CB&T under the Affinity Agreement shall in no event continue beyond the earlier of (i) the expiration of the Initial Term (as such term shall have been extended by CompuCredit in accordance with the terms of this Amendment) of the Affinity Agreement, or (ii) the termination for any reason of the Facilities Agreement.

         5. The proviso contained in the first sentence of Section 8.1(e)(i) of the Affinity Agreement, and the "Exhibit E" to which such proviso refers, are hereby deleted from the Affinity Agreement.

         6. The invalidity or unenforceability of any provision of this Amendment shall not affect the validity or enforceability of any other provision.

         7. Except as herein amended, the Affinity Agreement, as previously amended, shall continue in full force and effect in accordance with its terms.


         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.


COLUMBUS BANK AND TRUST COMPANY                     COMPUCREDIT CORPORATION


By: /s/ Richard Marks                              By: /s/ Brett M. Samsky
   ----------------------------                        ------------------------


COMPUCREDIT ACQUISITION CORPORATION


By: /s/ Brett M. Samsky
   --------------------------------

Exhibit 1

Example of Calculation of Fee Under Paragraph 2 of Amendment to Affinity Card Agreement


The following example is based upon the assumption that CompuCredit has elected to extend the Affinity Agreement according to paragraph 1.b of the Amendment to Affinity Card Agreement (the "Amendment"). The same principle would apply with each consecutive extension of the Affinity Agreement by applying the applicable rate as defined in paragraph 2 of the Amendment. All monthly fee calculations will be based on the "Average Credit Card Receivable Amount" (as hereinafter defined) for each monthly period. "Average Credit Card Receivable Amount" shall mean, for any period, the sum of the aggregate of all Credit Card Receivables outstanding for each day in such period divided by the number of days in such period.

         Example: assuming the election referred to in paragraph 1.b of the Amendment is made, throughout the period from June 1, 1999 through August 31, 1999, CompuCredit shall pay CB&T on a monthly basis, fees calculated at an annual rate of 0.17% times the Average Credit Card Receivable Amount for each such month during such period.

         Fee Calculation for MM/YY

         Average Credit Card Receivable Amount
         for the month ended MM/31/YY                            $300,000,000
                  Fee Rate from par. 2 of
                  Amendment (0.17% divided by 12)                    0.000142
                                                                 --------------
                  Fee for Month ended MM/31/YY                   $     42,500


At the close of each month CB&T will compute and invoice CompuCredit for the amount of the monthly fee, and CompuCredit agrees to remit such amount to CB&T within 7 days of receipt of such invoice.